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PRICEWATERHOUSECOOPERS

                                                      PricewaterhouseCoopers LLP
                                                      600 Grant Street
                                                      52nd Floor
                                                      Pittsburgh PA 15219-2777
                                                      Telephone (412) 355-8000
                                                      Facsimile (412) 355-8089


                    CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of NSB Bancorp, Inc. on Forms S-8 (File Numbers 33-78220 and, 33-78222) of our report dated January 26, 1998, on our audits of the consolidated financial statements of NSB Bancorp, Inc. and subsidiary as of December 31, 1997, and for each of the two years ended December 31, 1997, which report is included in this Annual Report on Form 10-K.




                                                 /s/ PricewaterhouseCoopers LLP
                                                     --------------------------
                                                     PricewaterhouseCoopers LLP



Pittsburgh, Pennsylvania
March 26, 1999